FOR IMMEDIATE RELEASE – July 6, 2015
Telephone: 609-561-9000
Investor Relations Contact: Marissa Travaline x4227
e-mail: mtravaline@sjindustries.com
Media Contact: Dan Lockwood x 4108
e-mail: dlockwood@sjindustries.com

South Jersey Industries Declares Quarterly Dividend

Folsom, NJ - South Jersey Industries’ (NYSE:SJI) board of directors declared its regular dividend of $0.25125 per share for the third quarter of 2015. The dividend is payable October 2, 2015 to shareholders of record at the close of business September 10, 2015. This is SJI’s 64th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About South Jersey Industries
South Jersey Industries (NYSE: SJI), an energy services holding company based in Folsom, NJ, operates its business through two primary subsidiaries. South Jersey Gas, one of the nation’s fastest growing natural gas utilities, delivers clean, efficient natural gas and promotes energy efficiency to approximately 365,000 customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing, owning and operating on-site energy production facilities – including Combined Heat and Power, Solar, and District Heating and Cooling projects; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and risk management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

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